Exhibit 10.1

PUERTO RICO SALES AMENDMENT TO
WALMART MONEYCARD PROGRAM AGREEMENT

This Puerto Rico Sales Amendment to the Walmart MoneyCard Program Agreement (“Amendment”) is made as of March 21, 2014 (“Amendment Effective Date”) by and among (1) Wal-Mart Stores, Inc., Wal-Mart Stores Texas LLC, as the successor to Wal-Mart Stores Texas, L.P., Wal-Mart Louisiana, LLC, Wal-Mart Stores Arkansas, LLC, and Wal-Mart Stores East, L.P., (each of the foregoing, individually and collectively, “Retailer”), (2) Wal-Mart Puerto Rico, Inc. (the “PR Entity”), (3) Green Dot Bank (“Bank”), and (4) Green Dot Corporation (“Green Dot”).
WHEREAS, Retailer, Green Dot and GE Money Bank, n/k/a GE Capital Retail Bank entered into that certain Walmart Money Card Program Agreement dated as of May 27. 2010, as from time to time amended (as amended, “Agreement”), pursuant to which, among other things, Walmart sells in its Participating Stores Walmart MoneyCards issued by Bank and serviced by Green Dot and offers POS Loads with respect to the Third Party Cards;
WHEREAS, Bank is the assignee of the rights and obligations of GE Money Bank, n/k/a GE Capital Retail Bank under the Agreement;
WHEREAS, the parties mutually desire to offer POS Loads in the PR Entity’s stores located in Puerto Rico;

NOW, THEREFORE, in consideration of the following terms and conditions, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.    Defined Terms. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings set forth in the Agreement.

2.    Addition of PR Entity. The PR Entity is hereby added as a party to the Agreement, and effective as of such time as the parties may mutually decide, Retailer shall begin offering POS Loads in its Participating Stores located in Puerto Rico (which will be deemed to be located within the United States for all purposes of the Agreement). The defined term “Retailer” is hereby amended and restated in its entirety as follows:

“Retailer” means Wal-Mart Stores, Inc., Wal-Mart Stores Texas LLC, as the successor to Wal-Mart Stores Texas, L.P., Wal-Mart Louisiana, LLC, Wal-Mart Stores Arkansas, LLC, Wal-Mart Stores East, L.P., and Wal-Mart Puerto Rico, Inc., and their successors and permitted assigns.

3.    Continuation; Inconsistency; Counterparts. Except as expressly amended or supplemented hereby, the terms and conditions of the Agreement shall remain in full force and effect. In the event of any inconsistency between the terms of this Amendment and the Agreement, the terms of this Amendment shall control. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together constitute one and the same agreement. The Parties may execute and deliver this Amendment electronically, including by facsimile.
IN WITNESS WHEREOF, Retailer, Bank and Green Dot have caused this Amendment to be executed by their respective officers or agents thereunto duly authorized as of the Amendment Effective Date.

WAL-MART STORES, INC. By:/s/ Daniel Eckert Name:Daniel Eckert Title:Senior Vice President- Walmart Services	WAL-MART STORES ARKANSAS, LLC By:/s/ Daniel Eckert Name:Daniel Eckert Title:Senior Vice President- Walmart Services

WAL-MART STORES EAST, L.P. By:/s/ Daniel Eckert Name:Daniel Eckert Title:Senior Vice President- Walmart Services	WAL-MART STORES TEXAS, LLC By:/s/ Daniel Eckert Name:Daniel Eckert Title:Senior Vice President- Walmart Services

WAL-MART LOUISIANA, LLC By:/s/ Daniel Eckert Name:Daniel Eckert Title:Senior Vice President- Walmart Services	WAL-MART PUERTO RICO, INC. By:/s/ Daniel Eckert Name:Daniel Eckert Title:Senior Vice President- Walmart Services

GREEN DOT BANK By:/s/ Lewis Goodwin Name:Lewis Goodwin Title:CEO	GREEN DOT CORPORATION By:/s/ Steve Streit Name:Steve Streit Title:CEO